Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                            Contact:                      Lisa M. O’Neill
                                                                                                                                       Executive Vice President and
                                                                                                                                       Chief Financial Officer
                                                                                                                                       (574) 267-9125
                                                                                                                                       lisa.oneill@lakecitybank.com

Lakeland Financial Reports

Record Performance

Third Quarter Net Income Increases 18%

Warsaw, Indiana (October 27, 2014) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported  net income of $11.5 million for the third quarter of 2014, an increase of 18% versus $9.8 million for the third quarter of 2013.  Diluted net income per common share increased 17% to $0.69 versus $0.59 for the comparable period of 2013.  This quarterly net income and per share performance represents a record level for the company.

The company further reported net income of $32.7 million for the nine months ended September 30, 2014 versus $28.3 million for the comparable period of 2013, an increase of 16% over a nine-month period. Diluted net income per common share increased 15% to $1.95 for the nine months ended September 30, 2014 versus $1.70 for the comparable period of 2013. This net income and per share performance also represents a record level for the company over a nine-month period.

David M. Findlay, President and Chief Executive Officer, commented, “We are pleased with both the strength and quality of our record earnings performance in 2014.  The expansion of our Indiana footprint, as well as our increased market share growth in every market we serve, has contributed to our success in 2014.  We remain strategically focused on taking care of customers every day while at the same time continuing organic loan and deposit growth in our Indiana markets.”

Return on average total equity for the first nine months of 2014 improved to 12.94% from 12.28% in the prior year period. Return on average assets for the first nine months of 2014 increased to 1.33% up from 1.27% in the same period of 2013. The company’s tangible common equity to tangible assets ratio was 10.40% at September 30, 2014, compared to 10.25% at September 30, 2013 and 9.96% at June 30, 2014. As previously announced, the board of directors approved a cash dividend for the third quarter of $0.21 per share, payable on November 5, 2014, to shareholders of record as of October 25, 2014. The quarterly dividend represents an 11% increase over the quarterly dividends paid for each quarter of 2013 and for the first quarter of 2014.The dividend yield is currently 2.19% based on the $37.50 closing price of our common stock on September 30, 2014.

Total loans outstanding grew $309.2 million, or 13%, from $2.39 billion as of September 30, 2013 to $2.70 billion as of September 30, 2014. Average total loans for the third quarter of 2014 were $2.68 billion, an increase of $333.7 million, or 14%, versus $2.35 billion for the comparable period in 2013. On a linked quarter basis, average total loans increased $39.0 million, or 1%, from $2.65 billion for the second quarter of 2014 to $2.68 billion for the third quarter of 2014.

Total deposits grew $444.8 million, or 18%, from $2.44 billion as of September 30, 2013 to $2.89 billion as of September 30, 2014. Average total deposits for the third quarter of 2014 were $2.82 billion versus $2.48 billion for the third quarter of 2013, an increase of 14%. On a linked quarter basis, average total deposits increased $31.1 million, or 1%.

Findlay observed, “Market share growth is very important on both the loan and deposit fronts, and our overall  progress in both categories in 2014 reflects the ongoing efforts of our commercial and retail banking teams working together to grow our balance sheet one client at a time.“

The company’s net interest margin was 3.31% in the third quarter of 2014, up from 3.29% for the third quarter of 2013. The net interest margin was 3.34% in the linked second quarter of 2014. The net interest margin for the nine months ended September 30, 2014 was 3.34% compared to 3.22% in the prior year nine month period.  Net interest margin improved during the nine month period despite downward pressure on loan yields and the prolonged low interest rate environment. The net interest margin expansion was attributable primarily to declines in deposit rates and overall funding costs and improvement in the investment portfolio yields, which have offset declining loan yields.

Nonperforming assets decreased 36% to $15.0 million as of September 30, 2014 versus $23.3 million as of September 30, 2013. On a linked quarter basis, nonperforming assets were 2% lower than the $15.2 million reported as of June 30, 2014. The decrease in nonperforming assets during the third quarter of 2014 primarily resulted from sales of other real estate owned.  The ratio of nonperforming assets to total assets at September 30, 2014, was 0.45% versus 0.77% at September 30, 2013 and 0.45% at June 30, 2014.  Net recoveries totaled $782,000 in the third quarter of 2014 versus net charge-offs of $831,000 during the third quarter of 2013 and $532,000 during the linked second quarter of 2014. Net charge-offs to average loans were 0.12% for the nine months ended September 30, 2014 compared to 0.10% for the same period in 2013.

For the seventh consecutive quarter, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stabilization and improvement in key loan quality metrics, including lower levels of nonperforming loans, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the company’s markets and sustained signs of improvement in its borrowers’ performance and future prospects. The company’s allowance for loan losses as of September 30, 2014 was $46.4 million compared to $49.8 million as of September 30, 2013 and $45.6 million as of June 30, 2014. The allowance for loan losses represented 1.72% of total loans as of September 30, 2014 versus 2.08% at September 30, 2013 and 1.71% as of June 30, 2014. Further, the allowance for loan losses as a percentage of nonperforming loans increased to 314% as of September 30, 2014, versus 215% as of September 30, 2013, and 324% as of June 30, 2014.

Findlay added, “We’ve been able to maintain our historically strong asset quality trends as the loan portfolio has continued to grow.  We’re proud of the fact that we have not compromised our disciplined credit culture as this growth has occurred.  We continue to be encouraged by the improved economic conditions in our Indiana markets.“

The company's noninterest income was $7.9 million for the third quarter of 2014 versus $7.8 million in the comparable quarter of 2013. Year-over-year, quarterly noninterest income was positively impacted by a $448,000 increase in loan, insurance and service fees driven by higher commercial loan fees.  In addition, other income increased $398,000, driven by income related to bank owned life insurance proceeds. Offsetting the increase was an $804,000 decrease in investment brokerage fees due to lower production volumes. Noninterest income was $22.9 million for the nine months ended September 30, 2014, unchanged from the same period in 2013.  Growth in deposit fees, loan fees and other income offset declines in mortgage banking income and investment brokerage fees.

The company’s noninterest expense increased $394,000, or 2%, to $16.7 million in the third quarter of 2014 versus $16.3 million in the comparable quarter of 2013. On a linked quarter basis, noninterest expense increased by $576,000 from $16.1 million in the second quarter of 2014. Salaries and employee benefits increased by $419,000 in the three month period ended September 30, 2014 versus the same period of 2013. These increases in salary and employee benefits were driven by higher performance incentive-based compensation costs that resulted from  the company’s higher results versus internal objectives.  Data processing fees increased by $114,000 due to a larger customer base as well as greater utilization of services from the company’s core processor, which the company expects will improve the customer experience through delivery of electronic banking  alternatives and improved commercial product solutions as well as enhancing our marketing and cross-selling opportunities. Offsetting these increases was a $313,000 decrease in professional fees.  The decrease was related to $310,000 in nonrecurring consulting fees which the company incurred during the third quarter of 2013.  The company's efficiency ratio was 49% for the third quarter of 2014, compared to 53% for the third quarter of 2013 and 49% for the linked second quarter of 2014, which consistently ranks in the top quartile of peer financial institutions in the country. For the nine months ended September 30, 2014, the efficiency ratio was 50% compared to 52% in the prior year period.

Lakeland Financial Corporation is a $3.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 45 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.  The company expects to open an office in the Indianapolis market in the fourth quarter located in Indianapolis on 82nd Street at Clearwater Crossing.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30	Sep. 30
END OF PERIOD BALANCES	2014	2014	2013	2014	2013
Assets	$ 3,355,903	$ 3,419,111	$ 3,041,237	$ 3,355,903	$ 3,041,237
Deposits	2,889,672	2,827,745	2,444,826	2,889,672	2,444,826
Brokered Deposits	224,486	141,420	6,600	224,486	6,600
Core Deposits	2,665,186	2,686,325	2,438,226	2,665,186	2,438,226
Loans	2,701,923	2,673,327	2,392,715	2,701,923	2,392,715
Allowance for Loan Losses	46,387	45,605	49,804	46,387	49,804
Total Equity	351,949	343,575	314,544	351,949	314,544
Tangible Common Equity	348,769	340,382	311,508	348,769	311,508
AVERAGE BALANCES
Total Assets	$ 3,351,474	$ 3,319,795	$ 3,002,273	$ 3,286,736	$ 2,976,278
Earning Assets	3,172,423	3,129,928	2,825,503	3,108,483	2,796,663
Investments	476,643	474,561	464,652	474,809	475,077
Loans	2,684,667	2,645,673	2,350,983	2,623,522	2,304,003
Total Deposits	2,819,237	2,788,142	2,479,452	2,750,627	2,480,929
Interest Bearing Deposits	2,317,643	2,312,748	2,044,976	2,270,271	2,079,924
Interest Bearing Liabilities	2,485,979	2,491,332	2,242,072	2,453,021	2,251,195
Total Equity	348,154	337,919	310,070	338,118	307,596
INCOME STATEMENT DATA
Net Interest Income	$ 25,965	$ 25,554	$ 22,972	$ 76,199	$ 66,141
Net Interest Income-Fully Tax Equivalent	26,451	26,038	23,429	77,641	67,467
Provision for Loan Losses	0	0	0	0	0
Noninterest Income	7,871	7,592	7,809	22,890	22,859
Noninterest Expense	16,660	16,084	16,266	49,534	46,250
Net Income	11,511	11,312	9,769	32,735	28,251
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.70	$ 0.68	$ 0.59	$ 1.98	$ 1.72
Diluted Net Income Per Common Share	0.69	0.68	0.59	1.95	1.70
Cash Dividends Declared Per Common Share	0.21	0.21	0.19	0.61	0.38
Book Value Per Common Share (equity per share issued)	21.26	20.77	19.11	21.26	19.11
Tangible Book Value Per Common Share	21.08	20.58	18.93	21.08	18.93
Market Value – High	39.93	41.26	34.69	41.46	34.69
Market Value – Low	35.50	34.96	27.74	34.96	23.92
Basic Weighted Average Common Shares Outstanding	16,547,551	16,536,112	16,451,199	16,531,411	16,427,060
Diluted Weighted Average Common Shares Outstanding	16,775,770	16,739,069	16,634,933	16,769,079	16,581,089
KEY RATIOS
Return on Average Assets	1.36%	1.37%	1.29%	1.33%	1.27%
Return on Average Total Equity	13.12	13.43	12.50	12.94	12.28
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	49.24	48.53	52.84	49.99	51.97
Average Equity to Average Assets	10.39	10.18	10.33	10.29	10.33
Net Interest Margin	3.31	3.34	3.29	3.34	3.22
Net Charge Offs to Average Loans	(0.12)	0.08	0.14	0.12	0.10
Loan Loss Reserve to Loans	1.72	1.71	2.08	1.72	2.08
Loan Loss Reserve to Nonperforming Loans	314.18	323.99	214.71	314.18	214.71
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	143.11	153.01	108.07	143.11	108.07
Nonperforming Loans to Loans	0.55	0.53	0.97	0.55	0.97
Nonperforming Assets to Assets	0.45	0.45	0.77	0.45	0.77
Total Impaired and Watch List Loans to Total Loans	6.08	5.72	7.16	6.08	7.16
Tier 1 Leverage	11.18	11.01	11.37	11.18	11.37
Tier 1 Risk-Based Capital	13.15	12.86	13.39	13.15	13.39
Total Capital	14.40	14.12	14.65	14.40	14.65
Tangible Capital	10.40	9.96	10.25	10.40	10.25
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 2,432	$ 3,042	$ 3,262	$ 2,432	$ 3,262
Loans Past Due 90 Days or More	0	4	364	0	364
Non-accrual Loans	14,764	14,071	22,833	14,764	22,833
Nonperforming Loans (includes nonperforming TDR's)	14,764	14,075	23,197	14,764	23,197
Other Real Estate Owned	200	1,136	117	200	117
Other Nonperforming Assets	6	5	10	6	10
Total Nonperforming Assets	14,970	15,216	23,324	14,970	23,324
Performing Troubled Debt Restructurings	17,650	15,607	22,888	17,650	22,888
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	9,841	10,349	18,691	9,841	18,691
Total Troubled Debt Restructurings	27,491	25,956	41,579	27,491	41,579
Impaired Loans	34,137	32,049	47,347	34,137	47,347
Non-Impaired Watch List Loans	130,014	120,690	124,075	130,014	124,075
Total Impaired and Watch List Loans	164,151	152,739	171,422	164,151	171,422
Gross Charge Offs	270	655	1,297	3,675	2,871
Recoveries	1,052	123	466	1,265	1,231
Net Charge Offs/(Recoveries)	(782)	532	831	2,410	1,640

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
September 30, 2014 and December 31, 2013
(in thousands, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$ 58,945	$ 55,727
Short-term investments	11,257	7,378
Total cash and cash equivalents	70,202	63,105

Securities available for sale (carried at fair value)	473,075	468,967
Real estate mortgage loans held for sale	1,727	1,778

Loans, net of allowance for loan losses of $46,387 and $48,797	2,655,536	2,486,301

Land, premises and equipment, net	40,523	39,335
Bank owned life insurance	63,283	62,883
Federal Reserve and Federal Home Loan Bank stock	10,732	10,732
Accrued interest receivable	9,042	8,577
Goodwill	4,970	4,970
Other assets	26,813	29,116
Total assets	$ 3,355,903	$ 3,175,764

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 515,696	$ 479,606
Interest bearing deposits	2,373,976	2,066,462
Total deposits	2,889,672	2,546,068

Short-term borrowings
Federal funds purchased	8,000	11,000
Securities sold under agreements to repurchase	60,578	104,876
Other short-term borrowings	0	146,000
Total short-term borrowings	68,578	261,876

Long-term borrowings	35	37
Subordinated debentures	30,928	30,928
Accrued interest payable	2,748	2,918
Other liabilities	11,993	11,973
Total liabilities	3,003,954	2,853,800

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,548,074 shares issued and 16,463,796 outstanding as of September 30, 2014
16,475,716 shares issued and 16,377,449 outstanding as of December 31, 2013	95,505	93,249
Retained earnings	255,751	233,108
Accumulated other comprehensive income/(loss)	2,587	(2,494)
Treasury stock, at cost (2014 - 84,278 shares, 2013 - 98,267 shares)	(1,983)	(1,988)
Total stockholders' equity	351,860	321,875
Noncontrolling interest	89	89
Total equity	351,949	321,964
Total liabilities and equity	$ 3,355,903	$ 3,175,764

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2014 and 2013
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,713	$ 24,595	$ 78,317	$ 73,469
Tax exempt	125	100	348	304
Interest and dividends on securities
Taxable	2,075	1,463	6,114	3,560
Tax exempt	820	802	2,455	2,307
Interest on short-term investments	12	10	31	46
Total interest income	29,745	26,970	87,265	79,686

Interest on deposits	3,424	3,589	9,946	12,365
Interest on borrowings
Short-term	96	146	351	349
Long-term	260	263	769	831
Total interest expense	3,780	3,998	11,066	13,545

NET INTEREST INCOME	25,965	22,972	76,199	66,141

Provision for loan losses	0	0	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	25,965	22,972	76,199	66,141

NONINTEREST INCOME
Wealth advisory fees	1,030	980	3,046	2,895
Investment brokerage fees	699	1,503	2,739	3,449
Service charges on deposit accounts	2,474	2,325	6,973	6,548
Loan, insurance and service fees	1,972	1,524	5,187	4,792
Merchant card fee income	407	356	1,137	925
Bank owned life insurance income	372	373	1,082	1,184
Other income	881	483	2,442	1,753
Mortgage banking income	264	159	508	1,206
Net securities gains (losses)	(228)	106	(224)	107
Total noninterest income	7,871	7,809	22,890	22,859

NONINTEREST EXPENSE
Salaries and employee benefits	9,856	9,437	29,310	27,493
Net occupancy expense	872	813	2,885	2,532
Equipment costs	812	758	2,346	2,021
Data processing fees and supplies	1,557	1,443	4,541	4,115
Corporate and business development	474	443	1,371	1,292
FDIC insurance and other regulatory fees	481	463	1,446	1,384
Professional fees	705	1,018	2,241	2,366
Other expense	1,903	1,891	5,394	5,047
Total noninterest expense	16,660	16,266	49,534	46,250

INCOME BEFORE INCOME TAX EXPENSE	17,176	14,515	49,555	42,750
Income tax expense	5,665	4,746	16,820	14,499
NET INCOME	$ 11,511	$ 9,769	$ 32,735	$ 28,251

BASIC WEIGHTED AVERAGE COMMON SHARES	16,547,551	16,451,199	16,531,411	16,427,060
BASIC EARNINGS PER COMMON SHARE	$ 0.70	$ 0.59	$ 1.98	$ 1.72
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,775,770	16,634,933	16,769,079	16,581,089
DILUTED EARNINGS PER COMMON SHARE	$ 0.69	$ 0.59	$ 1.95	$ 1.70

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2014
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2014		2014		2013		2013
Commercial and industrial loans:
Working capital lines of credit loans	$ 517,916	19.2%	$ 509,725	19.1%	$ 457,690	18.0%	$ 462,098	19.3%
Non-working capital loans	513,525	19.0	526,221	19.7	443,877	17.5	435,968	18.2
Total commercial and industrial loans	1,031,441	38.2	1,035,946	38.7	901,567	35.6	898,066	37.5

Commercial real estate and multi-family residential loans:
Construction and land development loans	153,118	5.7	166,671	6.2	157,630	6.2	117,733	4.9
Owner occupied loans	396,207	14.7	385,706	14.4	370,386	14.6	371,500	15.5
Nonowner occupied loans	401,454	14.9	406,691	15.2	394,748	15.6	392,538	16.4
Multifamily loans	84,875	3.1	58,955	2.2	63,443	2.5	37,279	1.6
Total commercial real estate and multi-family residential loans	1,035,654	38.3	1,018,023	38.1	986,207	38.9	919,050	38.4

Agri-business and agricultural loans:
Loans secured by farmland	131,516	4.9	122,515	4.6	133,458	5.3	104,807	4.4
Loans for agricultural production	78,203	2.9	90,164	3.4	120,571	4.8	95,330	4.0
Total agri-business and agricultural loans	209,719	7.8	212,679	8.0	254,029	10.0	200,137	8.4

Other commercial loans	77,076	2.9	72,097	2.7	70,770	2.8	55,797	2.3
Total commercial loans	2,353,890	87.1	2,338,745	87.5	2,212,573	87.3	2,073,050	86.6

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	143,892	5.3	138,773	5.2	125,444	4.9	119,788	5.0
Open end and junior lien loans	150,859	5.6	145,330	5.4	146,946	5.8	151,726	6.3
Residential construction and land development loans	5,726	0.2	7,114	0.3	4,640	0.2	4,705	0.2
Total consumer 1-4 family mortgage loans	300,477	11.1	291,217	10.9	277,030	10.9	276,219	11.5

Other consumer loans	47,967	1.8	43,907	1.6	46,125	1.8	44,091	1.8
Total consumer loans	348,444	12.9	335,124	12.5	323,155	12.7	320,310	13.4
Subtotal	2,702,334	100.0%	2,673,869	100.0%	2,535,728	100.0%	2,393,360	100.0%
Less: Allowance for loan losses	(46,387)		(45,605)		(48,797)		(49,804)
Net deferred loan fees	(411)		(542)		(630)		(645)
Loans, net	$2,655,536		$2,627,722		$2,486,301		$2,342,911